                                                                 EXHIBIT 10.13

                                 Southdown, Inc.

                            Summary of Provisions of
                              Annual Incentive Plan










                                  Final Report













                                 April 11, 1996

-------------------------------------------------------------------------------



TABLE OF CONTENTS



I.                Plan Objectives

II.               Basic Plan Concept

III.              Eligibility Criteria

IV.               Award Opportunities

V.                Performance Measures and Weightings

VI.               Performance Standards

VII.              Award Calculations

VIII.             Award Payments

IX.               Transfers

X.                Retirement and Terminations

XI.               Plan Administration and Modification

                                                                              1
-------------------------------------------------------------------------------


I.             PLAN OBJECTIVES

               The primary objective of the Southdown, Inc. Annual Incentive Plan (AIP) is to achieve specific business and financial goals key to the organization's success which the company believes can best be accomplished by providing incentives to key Southdown employees.

               The AIP helps prioritize and focus efforts on the accomplishment of goals established each year. This is achieved by linking a significant element of variable annual compensation to the accomplishment of selected financial and non-financial goals. At target performance levels, the AIP provides incentive compensation opportunities which, in combination with base salary, will yield competitive total annual compensation levels.

II.            BASIC PLAN CONCEPT

               For corporate positions, the plan concept provides for incentives to be paid based on a combination of corporate (i.e., Southdown) and individual performance criteria. For business unit positions, the plan provides for incentives to be paid based on a combination of business unit and individual performance criteria. The corporate/business unit measures will be financial or quantitative in nature while individual measures may be both quantitative and qualitative, but will be assessed in a subjective fashion (i.e., actual performance level will be determined in a non-formula fashion). All goals measured under the plan are measured independently and award payouts are made on each goal category independently of other goal categories. Although the individual performance element of the plan is subjective in nature, aggregate funding in this category for the top 5 officers will be determined considering Southdown's total shareholder return performance relative to peers during the year.

III.           ELIGIBILITY CRITERIA

               Eligibility for participation in the AIP will be extended to key officers and employees that directly impact the company's success. The specific positions eligible to participate in the plan will be reviewed and determined annually by Southdown's senior management team with any changes in program eligibility approved by the Compensation Committee of the Board. Positions eligible to participate in the plan include all employees in management salary grade 12 or higher.

IV.            AWARD OPPORTUNITIES

               At the start of each fiscal year, Southdown will specify threshold, target, and maximum incentive awards for each plan eligible position. The incentive award opportunities at target performance levels are intended to provide competitive annual cash compensation opportunities in line with comparable positions in the market. These award opportunities will be reviewed annually by Southdown's senior management team, with any changes being submitted to the Compensation Committee for approval.

                                                                             2
-------------------------------------------------------------------------------


               For performance between stated levels (i.e, between threshold and target and target and maximum) awards will be determined using straight-line interpolation.

V.             PERFORMANCE MEASURES AND WEIGHTINGS

               In any given year, the company, each business unit and each individual will be assigned accountability for performance on selected performance measures.

               Each of the goals operate independently of one another. Performance on the corporate return on average equity (ROAE) measure will be assessed relative to the industry peers. ROAE is defined as pre-tax income + DD&A (i.e., pre-tax cash flow) divided by beginning and ending shareholders' equity, and will be assessed for the 4 fiscal quarters ended nearest to September 30. Corporate Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) will be assessed against an internal probability of outcome forecast as will performance on each of the business unit measures. These measures will be assessed for the fiscal year.

               Individual performance will be assessed in a subjective manner. The individual measures will be communicated separately to each individual covered by the plan. For the top 5 proxy-named executives, the Compensation Committee will informally consider Southdown's total shareholder return performance relative to peers for determining total funding of the individual performance component of the plan.

VI.            PERFORMANCE STANDARDS

               Standards of performance on the corporate/business unit performance measures in the AIP will be established each year as part of the company's planning process. Business unit performance standards will be independently established and communicated separately to business unit participants.

                                                                             3
-------------------------------------------------------------------------------


VII.           AWARD CALCULATIONS

               A point score is calculated for performance on each measure against the standard for that measure. Performance standards on each objective are stated, and a point score ranging from "0" to "3" is determined for each objective based on actual performance against performance standards.


                    ============================================
                        Performance                       Points
                    --------------------                  ------
                    Below Threshold                         0
                    Threshold                               1
                    Target                                  2
                    Maximum                                 3
                    ============================================

               Interpolation is used to determine the point score when performance falls between threshold and target or between target and maximum levels. The point scores for each component are used to determine the actual performance adjustment factors. The weighting of each factor is multiplied by the overall target bonus percent to create a target percent of salary applicable to each performance objective component. These target percents are then "adjusted" to reflect actual estimated performance using the adjustment factors. The weight adjusted incentives earned for each component are then summed together to produce the overall total award.

               ROAE and EBITDA performance levels are determined on a formula basis, while the individual performance assessment is discretionary. Also, each performance measure operates and pays out independently.

VIII.          AWARD PAYMENTS

               Annual incentive awards will typically be paid within 3 months after the fiscal year end. Awards will be paid in cash as a lump-sum amount with taxes and any income deferrals (such as 401(k) contributions) withheld.

  IX.          TRANSFERS

               In the event that a participant transfers from one position to another during the course of the year, his/her award for the year will be calculated on a prorata basis according to the number of months spent in each position during the year. However, no awards typically will be paid to employees who are in a plan eligible position for less than six months of the year.

                                                                             4
-------------------------------------------------------------------------------

X.             RETIREMENT AND TERMINATIONS

               To receive an award under the AIP, the participant generally must be employed on the date awards are paid. Exceptions to this policy will be made for retirement, long-term disability, or death, in which case the award will be pro-rated to reflect the actual number of months of service during the year.

XI.            PLAN ADMINISTRATION AND MODIFICATION

               The AIP will be administered by Southdown's Compensation Committee and the President & CEO, who may delegate certain elements of program administration to certain finance, legal, and human resources staff as required. However, final award determinations, performance standards and program modifications must be approved by the Compensation Committee. For the President & CEO, the AIP will be administered by the Compensation Committee.